Confidentiality Agreement

This confidentiality agreement (hereinafter this "Agreement") is entered into this 6th day of April 2010, between **EuroGas Polska Sp. z o.o.**, a company existing under the laws of Poland (hereinafter "EUROGAS") and **Total E&P Activités Pétrolières**, an entity organised and existing under the laws of France (hereinafter the "Receiving Party").

EUROGAS and the Receiving Party are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

1. In connection with the evaluation and the possible acquisition by the Receiving Party or any of its Affiliated Companies (as defined in paragraph 4 hereof) of certain rights held by **OOO Zahid EuroGas**, a wholly-owned Ukrainian subsidiary of EuroGas Polska Sp. z o.o., in an onshore region in Western Ukraine as identified on the attached map comprised in Exhibit A, an integral part hereof (hereinafter the "Area") EUROGAS is willing, in accordance with the terms and conditions of this Agreement, to disclose to the Receiving Party certain confidential information, relating to the Area which includes, but is not necessarily limited to, geological and geophysical data, maps, models and interpretations and may also include commercial, contractual and financial information (hereinafter the "Confidential Information").

2. In consideration of the disclosure referred to in Paragraph 1 hereof, the Receiving Party agrees that the Confidential Information shall be kept strictly confidential and shall not be sold, traded, published or otherwise disclosed to anyone in any manner whatsoever, including by means of photocopy, reproduction or electronically, without EUROGAS's prior written consent, except as provided in this Agreement.

3. The Receiving Party may disclose the Confidential Information without EUROGAS's prior written consent only to the extent such information:

   (a) is already known to the Receiving Party or one or more of its Affiliated Companies as of the date of disclosure hereunder;
   (b) is already in possession of the public or becomes available to the public other than through the act or omission of the Receiving Party;
   (c) is required to be disclosed by the Receiving Party or one or more of its Affiliated Companies under applicable law or by a governmental order, decree, regulation or rule or by the regulation or rule of any recognised stock exchange on which it or its Affiliated Company's shares are listed (provided that the Receiving Party shall make all reasonable efforts to give written notice to EUROGAS prior to such disclosure);
   (d) is acquired by the Receiving Party or one or more of its Affiliated Companies independently from a third party that represents that it has the right to disseminate such information at the time it is acquired by the Receiving Party or its Affiliated Companies; or
   (e) is developed by the Receiving Party or one or more of its Affiliated Companies independently of the Confidential Information received from EUROGAS.

4. The Receiving Party may disclose the Confidential Information without EUROGAS's prior written consent to an Affiliated Company, provided that the Receiving Party guarantees the adherence of such Affiliated Company to the terms of this Agreement. "Affiliated Company" shall mean any company or legal entity which (a) controls either directly or indirectly a Party, or (b) is controlled directly or indirectly by such Party, or (e) is directly or indirectly controlled by a company or entity which directly or indirectly controls such Party. "Control" means the right to exercise more than fifty percent (50%) of the voting rights in the appointment of the directors or similar representatives of such company or entity.

5. The Receiving Party shall be entitled to disclose the Confidential Information without EUROGAS's prior written consent to such of the following persons who have a clear need to know in order to evaluate the Confidential Information:

(a) employees, officers and directors of the Receiving Party;
(b) employees, officers and directors of an Affiliated Company;
(e) any consultant or agent retained by the Receiving Party or an Affiliated Company for the purpose of evaluating the Confidential Information; and
(d) any entity consulted for the purpose of financing Receiving Party's or its Affiliated Company's in relation with the Confidential Information, including any consultant or agent retained by such entity for the purpose of evaluating the Confidential Information.

Prior to making any such disclosures to persons under subparagraph (e) and (d) above, however, the Receiving Party shall obtain an undertaking of confidentiality, substantially in the same form and content as this Agreement, from each such person.

6. The Receiving Party and its Affiliated Company, if any, shall only use or permit the use of the Confidential Information disclosed under Paragraphs 4 or 5 above to evaluate the Confidential Information and determine whether to enter into negotiations concerning the acquisition of all or part of EUROGAS's rights in the Area; provided, however, that the Receiving Party may use its own analyses of the Confidential Information in its evaluation of properties outside the Area.

7. The Receiving Party shall be responsible for ensuring that all persons to whom the Confidential Information is disclosed under this Agreement shall keep such information confidential and shall not disclose or divulge the same to any unauthorised person. Neither Party shall be liable in an action initiated by one against the other for special, indirect or consequential damages resulting from nor arising out of this Agreement, including, without limitation, loss of profit or business interruptions, howsoever may same be caused.

8. The Receiving Party shall acquire no proprietary interest in or right to the Confidential Information and EUROGAS may demand the return at any time upon giving written notice to the Receiving Party. Within thirty (30) days of receipt of such notice, the Receiving Party shall return all of the original Confidential Information and shall destroy all copies and reproductions (both written and electronic) in its possession and in the possession of persons to whom it was disclosed pursuant to Paragraphs 4 and 5. Notwithstanding anything to the contrary herein, it is understood and agreed by the Parties:

(a) that neither the Receiving Party nor any of its Affiliated Companies shall be obliged to destroy any decision-making documents submitted to its or their management which incorporate any Confidential Information; and

(b) that the Receiving Party's or its Affiliated Companies' computer systems may automatically back-up Confidential Information disclosed under this Agreement. To the extent that such computer back-up procedures create such copies of the Confidential Information, Receiving Party or its Affiliated Companies may retain such copies for the period they normally archive backed-up computer records, which copies shall be subject to the provisions of this Agreement until the same are destroyed.

9. If the Receiving Party or its Affiliated Company acquires any of EUROGAS's rights in the Area, then this Agreement shall terminate automatically on the date the Receiving Party or its Affiliated Company enters into a further agreement which contains provisions covering the confidentiality of data. Unless earlier terminated under the preceding sentence, this Agreement shall terminate two (2) years after the date of this Agreement.

10. EUROGAS hereby represents and warrants that it has the right and authority to disclose the Confidential Information to the Receiving Party. EUROGAS, however, makes no representations or warranties, express or implied, as to the quality, accuracy and completeness of geological and geophysical data comprised in the Confidential Information disclosed hereunder, and the Receiving Party expressly acknowledges the inherent risk of error in the acquisition, processing and interpretation of geological and geophysical data. EUROGAS, its Affiliated Companies, their officers, directors and employees shall have no liability whatsoever with respect to the use of or reliance upon the Confidential Information by the Receiving Party.

11. (a) This Agreement shall be governed by and interpreted in accordance with the laws of England, without regard to conflict of law provisions thereof.

(b) Any disputes, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (ICC) then in force, by three (3) arbitrators appointed in accordance with the said Rules. The arbitration shall be held in Brussels, Belgium, in the English language. The arbitrators shall decide according to law and not ex aequo et bono. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. A dispute shall be deemed to have arisen when either Party notifies the other Party in writing to that effect.

12. Unless otherwise expressly stated in writing, any prior or future proposals or offers made in the course of the Parties' discussions concerning the acquisition of all or part of EUROGAS's rights in the Area are implicitly subject to all necessary management and government approvals and may be withdrawn for any reason at any time. Nothing contained herein is intended to confer or impose upon the Receiving Party any right or obligation whatsoever to acquire EUROGAS's interest in the Area.

13. No amendments, changes or modifications to this Agreement shall be valid except if the same are in writing and signed by a duly authorised representative of each of the Parties hereto. The Receiving Party may assign this Agreement to an Affiliated Company.

14. This Agreement comprises the full and complete agreement of the Parties hereto with respect to the disclosure of the Confidential Information and supersedes and cancels all prior communications, understandings and agreements between the Parties hereto with respect thereto, whether written or oral, expressed or implied.

IN WITNESS WHEREOF, the duly authorised representatives of the Parties have caused this Agreement to be executed on the date first written above.

For and on behalf of:

EuroGas Polska Sp. z o.o.

Date:

Name: Joachim Tietze
Title: Managing Director

Notice information:

EuroGas Polska Sp. z o.o.
ul. Przelot 76,
60-408 Poznan
Poland

For and on behalf of:

Total E&P Activités Pétrolières

Date:

Name: Hervé Chagnoux
Title: Managing Director

Notice information:

Total Activités Pétrolières
2, place Jean Millier
La Défense 6
92078 Paris la Défense
France